Exhibit 10.1

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

CALUMET FINANCE CORP.

and

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HEREOF

9.25% SENIOR SECURED FIRST LIEN NOTES DUE 2029

NOTE PURCHASE AGREEMENT

FEBRUARY 23, 2024

February 23, 2024

Purchasers Named on Schedule I Hereto

Ladies and Gentlemen:

Pursuant to the terms of this Note Purchase Agreement (this “Agreement”), Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership”), and Calumet Finance Corp., a Delaware corporation (“Calumet Finance,” and together with the Partnership, the “Issuers”), propose to issue and sell to each purchaser named and identified on Schedule I hereto (individually, a “Purchaser” and, collectively, the “Purchasers”), the aggregate principal amount specified opposite such Purchaser’s name on Schedule I hereto of the Issuers’ 9.25% Senior Secured First Lien Notes due 2029 (the “Notes”).

The Notes will be issued pursuant to an Indenture to be dated as of March 7, 2024 (the “Indenture”), among the Issuers, the guarantors listed in Schedule II hereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”), and will be guaranteed on a senior secured basis by each of the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”).

Calumet GP, LLC, a Delaware limited liability company (the “General Partner”), the Partnership, Calumet Finance and the Guarantors are hereinafter referred to collectively as the “Calumet Parties.” Each of Montana Renewables Holdings LLC, a Delaware limited liability company, and Montana Renewables, LLC, a Delaware limited liability company, are unrestricted subsidiaries under the Issuers’ existing indentures and will be unrestricted subsidiaries under the Indenture.

The Securities will be offered and sold without being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act, solely to Purchasers that are either (i) “qualified institutional buyers” as such term is defined in Rule 144A of the Securities Act (“Rule 144A”) or (ii) institutional “accredited investors” within the meaning of Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3), (7), (8), (9) or (12) of Rule 501(a) of Regulation D, that have no less than $5,000,000 in total assets (an “Institutional Accredited Investor”).

The Securities will be secured by a first-priority security interest in the Collateral (as defined in the Indenture), subject to liens permitted by the Indenture (“Permitted Liens”), as of the Closing Date (as defined below), pursuant to:

(a) the Amendment No. 2 to Amended and Restated Collateral Trust Agreement and Second Amended and Restated Security and Pledge Agreement, to be entered into as of the Closing Date (the “Omnibus Amendment”), among the Partnership, the other obligors party thereto and Wilmington Trust, National Association, as collateral trustee (the “Collateral Trustee”), which amends:

(I) the Amended and Restated Collateral Trust Agreement, dated as of April 20, 2016, among the Issuers and the Guarantors party thereto, the Collateral Trustee, and the other Parity Lien Representatives (as defined in the Indenture) party thereto, as amended by Amendment No. 1 to Amended and Restated Collateral Trust Agreement, dated as of July 31, 2020, among the Partnership, the other obligors party thereto, the Parity Lien Representatives party thereto and the Collateral Trustee and as otherwise amended, restated, amended and restated, supplemented and otherwise modified prior to the date of the Omnibus Amendment (as supplemented by the Omnibus Amendment and the Collateral Trust Agreement Joinder (as defined below), the “Collateral Trust Agreement”); and

(II) the Second Amended and Restated Security and Pledge Agreement, dated as of April 20, 2016, among the Issuers, the other obligors party thereto and the Collateral Trustee, as amended by Amendment No. 1 to Second Amended and Restated Security and Pledge Agreement, dated as of July 31, 2020, among the Issuers, the other obligors party thereto and the Collateral Trustee and as otherwise amended, restated, amended and restated, supplemented and otherwise modified prior to the date of the Omnibus Amendment (as supplemented by the Omnibus Amendment, the “Security Agreement”);

(b) the Collateral Trust Joinder – Additional Debt, to be entered into as of the Closing Date (the “Collateral Trust Agreement Joinder”), among the Partnership, the Collateral Trustee, the Trustee and Wilmington Trust, National Association, as Parity Lien Representative, which amends the Collateral Trust Agreement;

(c) the Additional Parity Lien Debt Certificate to be entered into and delivered by the Partnership to the Collateral Trustee as of the Closing Date;

(d) the Additional Mortgage Instruments (as defined in the Collateral Trust Agreement) to be entered into within thirty (30) days of the Closing Date;

(e) the Mortgages (as defined in the Indenture) encumbering interests of the Issuers and the Guarantors in certain real property owned by or acquired by any of the Issuers or the Guarantors after the Closing Date that is of a type which is required to constitute Collateral (as defined in the Indenture) pursuant to the terms of the Indenture, the Collateral Trust Agreement, the Security Agreement or the other Security Documents (as defined in the Indenture) (each such property, a “Mortgaged Property” and, collectively, the “Mortgaged Properties”), to be delivered by the Issuers and the Guarantors within the timeframes permitted under the Indenture; and

(f) the other Security Documents.

The Collateral Trust Agreement, the Security Agreement and the documents and instruments in clauses (e) through (f) above, in each case as amended, supplemented or otherwise modified by the documents and instruments in clauses (a) through (d) above, are herein collectively referred to as the “Collateral Documents.”

1. Representations and Warranties of the Calumet Parties. Each of the Calumet Parties represents and warrants to, and agrees with each Purchaser, as of the date hereof and as of the Closing Date, that:

(a) Formation and Qualification. Each of the Calumet Parties has been duly incorporated or formed and is validly existing in good standing as a corporation, limited liability company or limited partnership under the laws of its respective jurisdiction of incorporation, formation or limited partnership, with all necessary corporate, limited liability company or limited partnership power and authority, as the case may be, to own or lease its properties and to conduct its business, except where the failure to be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Calumet Parties taken as a whole (a “Material Adverse Effect”).

(b) Foreign Qualifications. Each of the Calumet Parties is duly registered or qualified as a foreign limited partnership, limited liability company or corporation, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority. Each of the Calumet Parties has all necessary corporate, limited liability company or limited partnership power and authority, as the case may be, to execute and deliver this Agreement, the Notes, the Collateral Documents to be entered into as of the Closing Date and the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”), to which it is a party and to perform its respective obligations hereunder and thereunder, including the issuance and sale of the Notes by the Issuers.

(d) Indenture. The Indenture has been duly and validly authorized by each of the Issuers and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Issuers and each of the Guarantors, enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”).

(e) Notes and the Guarantees. The Notes have been duly and validly authorized by each of the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Issuers enforceable against each of the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture;

and the Guarantees have been duly authorized by each of the Guarantors and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(f) Purchase Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of the Calumet Parties.

(g) Collateral Documents; Intercreditor Agreement. Each of the Intercreditor Agreement (as defined in the Indenture) and the other Collateral Documents has been, or will be at the time delivered, duly and validly authorized, and will be or has been duly executed and delivered, by each of the Calumet Parties party thereto and, assuming due authorization, execution and delivery thereof by the other parties thereto, each of the Intercreditor Agreement and the other Collateral Documents will constitute a valid and binding agreement of each of the Calumet Parties party thereto in accordance with its terms, and, upon delivery of the applicable Collateral Documents to the Collateral Trustee, the Collateral Documents will be sufficient to create valid security interests in or trusts or mortgages on and liens on the Collateral, enforceable in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(h) Security Interest. Upon (i) each Purchaser’s payment for the Notes in accordance with the terms hereof and (ii) the filing of the appropriate Uniform Commercial Code (“UCC”) financing statements and the taking of other actions, in each case as further described herein, in the Collateral Documents and in the Indenture, the security interests of the Collateral Trustee, for the benefit of the Trustee and the other Parity Lien Representatives, for the benefit of the holders of the Notes and the other Parity Lien Debt, and the liens on the rights of the Issuers and the Guarantors, in the Collateral will be a valid and perfected security interest in all Collateral that can be perfected by the filing of a UCC-1 financing statement under the UCC as in effect in any applicable jurisdiction. As of the Closing Date, the filing of all necessary UCC financing statements in the proper filing offices will have been duly made or taken and will be in full force and effect, in each case, to the extent required by the applicable Collateral Document. As of the Closing Date, the Collateral Trustee shall have possession and control of all Collateral for which the Collateral Documents require such possession or control as of the Closing Date, in accordance with the terms of the Collateral Documents. Upon the due execution and delivery of the Additional Mortgage Instruments, each Mortgage will be effective to create a valid trust or mortgage lien, as applicable, in favor of the Collateral Trustee in all the right, title and interest of the Issuers and the Guarantors in the Premises (as defined in the Indenture) described therein, subject to Permitted Liens, and each such Mortgage, assuming the proper recordation thereof in the proper recorders’ offices or appropriate public records and assuming payment of the mortgage recording fees and taxes in respect thereof, will constitute constructive notice to third parties of the lien of such Mortgage.

(i) Enforceability of Other Agreements. The partnership agreement of the Partnership (as the same may be amended or restated at or prior to the Closing Date, the “Partnership Agreement”) has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, and the limited liability company agreement, bylaws, partnership agreement or similar document, as the case may be, of each Calumet Party (all such agreements, collectively, the “Organizational Agreements”) (other than the Partnership Agreement), has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) the Enforceability Exceptions and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(j) No Violations. None of the issuance and sale of the Securities, the execution, delivery and performance of each of the Transaction Documents by the Calumet Parties to which each is a party, compliance by the Calumet Parties with the terms hereof or thereof and the consummation of the transactions contemplated by the Transaction Documents (i) constitutes or will constitute a violation of the Organizational Agreements or the certificates or articles of incorporation, limited partnership or formation or other organizational documents, as the case may be, of the Calumet Parties (collectively with the Organizational Agreements, the “Organizational Documents”), (ii) constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), the Credit Agreement (as defined in the Indenture), any indenture, mortgage, deed of trust, loan agreement, secured hedge agreement, lease or other agreement or instrument to which any of the Calumet Parties is a party or by which any of them or any of their respective properties may be bound or subject, (iii) violates or will violate any statute, law or regulation or any order, rule, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Calumet Parties or any of their properties or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Calumet Parties, which breaches, violations, defaults, liens, charges or encumbrances would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of any of the Calumet Parties to perform their obligations under the Transaction Documents.

(k) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Calumet Parties or their respective properties or assets is required for the issuance and sale of the Securities, the execution, delivery and performance of each of the Transaction Documents by the Calumet Parties to which each is a party, compliance by the Calumet Parties with the terms thereof and the consummation by the Calumet Parties of the transactions contemplated by the Transaction Documents, except for consents, approvals, authorizations, orders, registrations, filings or qualifications which (i) may be required under applicable federal or state securities or “blue sky” laws of any jurisdiction (and applicable rules and regulations under such laws), (ii) have been obtained or will be obtained prior to the Closing Date or (iii) as disclosed in the reports and other documents filed with the Securities and Exchange Commission (“SEC”) by the Partnership under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2023 (collectively, “SEC Reports”), and except for such consents, approvals, authorizations, orders, registrations, filings or qualifications which, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of any of the Calumet Parties to perform their obligations under the Transaction Documents.

(l) No Violation or Default. None of the Calumet Parties is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any material obligation, agreement, covenant or condition contained in the Credit Agreement or any bond, debenture, note, secured hedge agreement or any other evidence of indebtedness or in any other agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would reasonably be expected to have, individually or in the aggregate, if continued, a Material Adverse Effect or materially impair the ability of any of the Calumet Parties to perform their obligations under the Transaction Documents.

(m) Investment Company Act. None of the Issuers or Guarantors is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, none of them will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(n) Financial Statements. Except as described in the SEC Reports, (i) the audited consolidated financial statements of the Partnership and its subsidiaries contained in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022 and (ii) the unaudited consolidated financial statements of the Partnership and its subsidiaries contained in the Partnership’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, in each case, fairly present in all material respects the consolidated financial position of the Partnership and its subsidiaries as of the respective dates specified therein and the results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

(o) Title to Real Property. Each of the Calumet Parties, as the case may be, have good and indefeasible title to all real property (save and except “rights-of-way” (as defined below)) and good title to all personal property owned by them, in each case free and clear of all (i) liens and security interests except (a) liens or security interests securing indebtedness incurred, assumed or agreed to by any of the Calumet Parties, (b) liens for real property taxes, assessments and other governmental charges not delinquent or that are currently being contested in good faith by appropriate proceedings, and (c) mechanics’ and materialman’s liens not filed of record and similar charges not delinquent or that are filed of record but are being contested in good faith by appropriate proceedings, or (ii) other claims and other encumbrances (other than liens or security interests) except, in each case, (a) as described, and subject to the limitations contained, in the SEC Reports or (b) as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided that, with respect to any real property and buildings held under lease by the Calumet Parties, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p) Rights-of-Way. Each of the Calumet Parties has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the SEC Reports, except for (i) qualifications, reservations and encumbrances as may be set forth in the SEC Reports which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the SEC Reports, each of the Calumet Parties has fulfilled and performed all its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q) Permits. Each of the Calumet Parties has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the SEC Reports, subject to such qualifications as may be set forth in the SEC Reports and except for such permits which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except as described in the SEC Reports, each of the Calumet Parties has fulfilled and performed all its obligations with respect to such permits which are due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such obligations, revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Tax Returns. Each of the Calumet Parties which is required to do so has filed (or has obtained extensions with respect to) all federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) which, if not paid, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(s) Environmental Matters. Except as described in the SEC Reports, each of the Calumet Parties (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety (to the extent such health and safety protection relates to exposure to Hazardous Materials) and the environment or imposing legally enforceable liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) have timely applied for or received all permits required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being operated, (iii) are in compliance with all terms and conditions of any such permits received, and (iv) to the knowledge of the Calumet Parties, do not have any liability in connection with the release into the environment of any Hazardous Material resulting from their operations, except, in each case, where such failure to comply with Environmental Laws, failure to timely apply for or receive such required permits, failure to comply with the terms and conditions of such received permits or liability in connection with such releases, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, or toxic chemical, material, waste or substance regulated under any other Environmental Law.

(t) No Legal Actions. Except as described in the SEC Reports, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental or regulatory agency, body or official, domestic or foreign, now pending or, to the knowledge of the Calumet Parties, threatened, to which any of the Calumet Parties or their respective subsidiaries is or may be a party or to which the business or property of any of the Calumet Parties or their respective subsidiaries is or may be subject, and (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Calumet Parties or their respective subsidiaries is or may be subject, that, in the case of clauses (i) and (ii) above, if determined adversely to any of the Calumet Parties or their respective subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of any of the Calumet Parties to perform their obligations under the Transaction Documents.

(u) No Unlawful Payments. None of the Calumet Parties or their respective subsidiaries nor, to the knowledge of the Calumet Parties, any director, officer, agent, employee or other person associated with or acting on behalf of the Calumet Parties or their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery laws; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(v) Compliance with Money Laundering Laws. The operations of the Calumet Parties and their respective subsidiaries are, and have been conducted, at all times for the past seven years, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of the United States, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any United States federal governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Calumet Parties or their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Calumet Parties, threatened.

(w) Compliance with OFAC. None of the Calumet Parties or their respective subsidiaries or, to the knowledge of the Calumet Parties, any director, officer, agent, affiliate, representative, or employee of the Calumet Parties or their respective subsidiaries currently listed or the subject or target of under any sanctions program administered by the U.S. government, including without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or any other applicable sanctions authority (collectively, “Sanctions”), nor are the Calumet Parties or any of their subsidiaries located, organized or resident in a country or territory that is the subject of any Sanctions; and the Calumet Parties will not use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity or in any other country or territory, that, at the time of such funding, is the subject of Sanctions.

(x) Solvency. On and immediately after the Closing Date, the Calumet Parties, taken as a whole (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the SEC Reports), will be Solvent, and have sufficient capital or access to capital to carry on their business and all businesses in which they are about to engage. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Calumet Parties, taken as a whole, are not less than the total amount required to pay the liabilities of the Calumet Parties, taken as a whole, on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Calumet Parties, taken as a whole, are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Calumet Parties, taken as a whole, are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; (iv) the Calumet Parties, taken as a whole, are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Calumet Parties, taken as a whole, are engaged; and (v) the Calumet Parties, taken as a whole, are not a defendant in any civil action that would result in a judgment that the Calumet Parties, taken as a whole, are or would become unable to satisfy.

(y) No General Solicitation. In the case of each offer or sale of the Notes, no form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act (“Regulation D”)) was used by the Calumet Parties nor any director, manager, officer or employee (as applicable), including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(z) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of each Purchaser set forth herein and each Purchaser’s compliance with its agreements set forth herein, it is not necessary, in connection with the issuance and sale of the Securities to the Purchasers, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

2. Agreements to Sell and Purchase. The Issuers hereby agree to issue and sell to each Purchaser, and each Purchaser, upon the basis of the representations and warranties set forth herein, but subject to the conditions hereinafter stated, agrees to purchase from the Issuers the respective principal amount of Notes specified opposite such Purchaser’s name on Schedule I hereto, at a purchase price of 100.00% of the principal amount thereof (the “Purchase Price”), in each case, on the Closing Date. Each Purchaser’s obligations under this Agreement shall be several and not joint. Therefore, no Purchaser shall be liable for any other Purchaser’s obligations under this Agreement.

3. Payment and Delivery.

(a) The closing of the purchase and sale of the Notes (the “Closing”) shall occur at the offices of Gibson, Dunn & Crutcher LLP, counsel for the Issuers, located at 811 Main Street, Suite 3000, Houston, Texas 77002, on March 7, 2024, or on such other date or at such different location as the parties hereto shall agree in writing, but not prior to the date that the conditions for Closing set forth in Section 4 hereto (other than with respect to the actual issuance and delivery of the Notes) have been satisfied or waived by the appropriate party (the date of such Closing being herein called the “Closing Date”).

(b) Subject to Section 3(c) below, (i) on or prior to the Closing Date, each Purchaser shall pay, in immediately available funds, the full amount of the Purchase Price for the Notes being purchased hereunder, by wire transfer to an account of the Partnership specified on Exhibit A, and (ii) on the Closing Date, each Purchaser shall instruct its custodian to post a DWAC request for free receipt to the Trustee for such Purchaser’s aggregate principal amount of Notes (CUSIP specified opposite such Purchaser’s name on Schedule I hereto), which request shall be made through the facilities of The Depository Trust Company (“DTC”).

(c) Each Purchaser shall comply with the following closing mechanics specified in this Section 3(c):

(i) On or prior to 10:00 a.m., New York City time, on the Closing Date, each Purchaser will pay the full amount of the Purchase Price for the Notes being purchased hereunder to the Partnership as required by Section 3(b) above.

(ii) The receipt of funds by the Partnership from each Purchaser shall be deemed to be a confirmation by such Purchaser to the Issuers that the conditions to the Closing have been satisfied.

(iii) On the Closing Date, the Notes purchased by each Purchaser (as specified opposite such Purchaser’s name on Schedule I hereto) will be issued by the Issuers and delivered pursuant to Section 3(b) above.

(d) The Notes will be represented by one or more global notes as provided in the Indenture, and will be issued in minimum denominations of $2,000 principal amount and integral multiples of $1,000 thereafter. The Notes shall bear an appropriate restrictive legend referring to the fact that the Notes were sold in reliance upon the exemption from registration under the Securities Act provided by Section 4(a)(2) thereof and are eligible for resale pursuant to Rule 144A.

4. Conditions to the Purchasers’ Obligations. Each Purchaser’s obligation to purchase and pay for the Notes on the Closing Date are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, (i) no downgrading shall have occurred in the rating accorded any debt securities issued by of any of the Calumet Parties by any “nationally recognized statistical rating organization,” as such term is used in Section 15E of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities issued by any of the Calumet Parties (in each case, other than an announcement with positive implications of a possible upgrading).

(b) The representations and warranties of the Calumet Parties contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Issuers’ officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date; the Issuers shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(c) Such Purchaser shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Issuers, to the effect set forth in Section 4(b) and to the effect that the representations and warranties of the Calumet Parties contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Calumet Parties have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) Such Purchaser shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, counsel of the Issuers, dated the Closing Date, covering such matters incident to the transactions contemplated hereby as such Purchaser may reasonably request acting in good faith, with customary qualifications, limitations and assumptions. Such opinion shall be rendered to such Purchaser at the request of the Issuers and shall so state therein.

(e) Such Purchaser shall have received on the Closing Date an opinion of Norton Rose Fulbright US LLP, borrower’s counsel to the Partnership, dated the Closing Date, covering such matters incident to the transactions contemplated hereby as such Purchaser may reasonably request acting in good faith, with customary qualifications, limitations and assumptions. Such opinion shall be rendered to such Purchaser at the request of the Issuers and shall so state therein.

(f) The Calumet Parties shall have executed and delivered the Indenture and the Collateral Documents to be executed on the Closing Date, in form and substance reasonably acceptable to the Purchasers, and the Purchasers shall have received executed copies thereof.

(g) The Issuers, the Guarantors and the other parties thereto shall have executed and delivered to the Collateral Trustee each of the Collateral Documents to be executed on the Closing Date, in each case in form and substance reasonably satisfactory to the Purchasers and the Purchasers shall have received a counterpart of each, duly executed by the Issuers, the Guarantors and the other parties thereto, as applicable.

(h) The Notes shall be eligible for clearance and settlement through DTC.

(i) The sale of the Notes shall not be enjoined (temporarily or permanently) on the Closing Date.

(j) Since the date of this Agreement, there shall not have been any event, change, occurrence, development, condition or state of circumstances or facts that has had or would, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect.

5. Covenants of the Issuers. The Issuers covenant with each Purchaser as follows:

(a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Issuers’ counsel and the Issuers’ accountants in connection with the issuance and sale of the Notes, (ii) all out-of-pocket reasonable and documented costs and expenses related to the transfer and delivery of the Notes to the Purchasers, including any transfer or other taxes payable thereon, (iii) the costs and charges of the Trustee, the Collateral Trustee, the paying agent and any transfer agent, registrar or depositary, (iv) the cost of the preparation, issuance and delivery of the Notes, (v) all expenses incurred in connection with the performance of the Collateral Documents, lien searches, taxes, fees and other charges for recording mortgages and filing financing statements and (vi) all other cost and expenses incident to the performance of the obligations of the Issuers hereunder for which provision is not otherwise made in this Section.

(b) None of the Calumet Parties or any of their affiliates (as defined in Rule 501(b) of Regulation D) (“Affiliates”) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act.

(c) Not to solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(d) While any of the Notes remain “restricted securities” as defined in Rule 144, to make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Partnership or its direct or indirect parent is then subject to Section 13 or 15(d) of the Exchange Act.

(e) During the period of one year after the Closing Date, the Issuers will not, and will not permit any of their Affiliates to resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(f) To use the net proceeds from the sale of the Notes to fund the redemption in full of the Issuers’ outstanding 9.25% Senior Secured First Lien Notes due 2024 and for general partnership purposes.

6. Representations and Warranties of the Purchasers. Each Purchaser hereby severally represents and warrants to the Calumet Parties, as of the date hereof and as of the Closing Date, that:

(a) Such Purchaser is a corporation, limited liability company, partnership or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) This Agreement has been duly authorized, executed and delivered by such Purchaser and, assuming due authorization, execution and delivery by the Calumet Parties, constitutes a legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(c) Such Purchaser is acquiring the Securities for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds of which it is trustee, in each case, for investment purposes only and not with a view to distribution thereof, in whole or in part. If the Securities are acquired for the account of one or more pension or trust funds, such Purchaser represents that it is acting as sole trustee and has sole investment discretion with respect to its acquisition of the Securities and that the determination and decision on its behalf to acquire the Securities for such pension or trust funds is being made by the same individual or group of individuals who customarily pass on such investments. Such Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein.

(d) Such Purchaser acknowledges and agrees that none of the Calumet Parties are acting as a fiduciary or financial or investment adviser to such Purchaser; (ii) the Calumet Parties and their respective officers, directors, employees, agents and representatives do not make, have not made nor shall be deemed to have made any representation or warranty to such Purchaser, express or implied, at law or in equity, with respect to projections, estimates, forecasts or plans, except, with respect to the Calumet Parties, as expressly set forth herein; (iii) such Purchaser has consulted with such Purchaser’s own legal, regulatory, tax, business, investment, actuarial, financial and accounting advisers to the extent such Purchaser has deemed necessary, and such Purchaser has made its own decisions with respect to entering into this Agreement based upon the its own judgment and upon any advice from such advisers such Purchaser has deemed necessary; and (iv) such Purchaser is a sophisticated investor familiar with transactions similar to those contemplated by this Agreement and has such knowledge and experience in financial and business affairs that such Purchaser is capable of evaluating the merits and risks of purchasing, and other considerations relating to, the Notes to be purchased by such Purchaser pursuant to this Agreement. Such Purchaser is not relying on the Calumet Parties or any of their respective officers, directors, shareholders, employees, counsel, agents or representatives for legal or tax advice. Such Purchaser understands that no U.S. or non-U.S. federal or state agency has recommended or endorsed the purchase of Notes or made any determination or finding as to the fairness of the provisions of this Agreement.

(e) Such Purchaser will comply with all laws and regulations applicable to its purchase of Notes in each jurisdiction in which it acquires the Notes.

(f) Such Purchaser is a resident of, and purchasing in, a jurisdiction that would not, as a result of such residence or purchase result in such Purchaser being subject to regulation as an insurer or reinsurer.

(g) Such Purchaser understands that no action has been or will be taken in any jurisdiction by the Calumet Parties that would permit a public offering of the Securities in the United States or any offer of the Securities to the public in any Member State of the European Economic Area, or possession or distribution of any offering or publicity material relating to the Securities, in any other country or jurisdiction where action for that purpose is required.

(h) Such Purchaser understands that the Securities have not been registered under the Securities Act and may not be transferred except in accordance with Rule 144A or pursuant to another exemption from the registration requirements of the Securities Act.

(i) Such Purchaser represents that it is either a “qualified institutional buyer” as such term is defined in Rule 144A or an Institutional Accredited Investor.

(j) Such Purchaser is not subject to any “bad actor” disqualifications as described in Rule 506(d) of the Securities Act.

(k) Such Purchaser agrees to purchase the Notes for its own account (or accounts managed by it) without a view to distribution thereof within the meaning of the Securities Act and agrees not to reoffer or resell the Notes except pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement thereunder and in any case in compliance to the satisfaction of the Issuers with all applicable U.S. state securities or “Blue Sky” laws (it being understood, however, that the disposition of such person’s property shall at all times be within such person’s control).

(l) Such Purchaser acknowledges that it and its representatives and agents have been provided an opportunity to ask questions of, and have received answers thereto satisfactory to such Purchaser from, the Calumet Parties and its representatives regarding the terms and conditions of the offering of the Notes, and such Purchaser has obtained any and all additional information requested by such Purchaser, its representatives and agents of the Calumet Parties and their representatives to verify the accuracy of all information furnished to such Purchaser regarding the offering of the Notes.

(m) Such Purchaser has, in connection with its decision to purchase the principal amount of Notes set forth on the signature page to this Agreement, relied solely upon the SEC Reports and the representations and warranties of the Calumet Parties contained herein, and such Purchaser has not relied on the Calumet Parties in negotiating the terms of its investment in the Notes, and, in making a decision to purchase the Notes, such Purchaser has not received or relied on any communication, investment advice or recommendation from the Calumet Parties.

(n) Neither such Purchaser nor any of its subsidiaries (collectively, the “Purchaser Entity”) or, to the knowledge of such Purchaser or any director, officer, employee, agent, affiliate or representative of such Purchaser or any of its subsidiaries, is a person that is, or is owned or controlled by a person that is:

(A) the subject of any Sanctions, nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Belarus, Crimea, Donetsk and Luhansk regions of Ukraine, Cuba, Iran, North Korea, Russia and Syria).

(o) There is no action, suit, proceeding or investigation pending or, to the knowledge of such Purchaser, threatened against such Purchaser which is reasonably likely to materially adversely affect the ability of such Purchaser to perform its obligations hereunder.

(p) Such Purchaser will have at the Closing Date sufficient capital to satisfy such Purchaser’s obligation to purchase the Notes pursuant to this Agreement.

7. Termination. Any Purchaser may terminate this Agreement by written notice given to the Issuers if, after the execution and delivery of this Agreement and prior to the Closing Date, the Closing Date has not occurred by March 31, 2024, except where such failure to close was due to the delay or other fault of such Purchaser in breach of this Agreement.

8. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. The respective agreements, representations, warranties and other statements of the Calumet Parties and the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Purchaser, the Calumet Parties or any of their respective officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

9. Entire Agreement. This Agreement, the Notes and the Indenture represent the entire agreement between the Calumet Parties and each of the Purchasers with respect to the purchase and sale of the Notes. There are no oral agreements among the parties hereto. No modification, amendment or waiver of any of the terms of this Agreement, nor any consent to any departure by the Calumet Parties therefrom, will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any other subsequent purchaser of the Notes from any of the Purchasers. This Agreement may not be transferred or assigned without the prior written consent of the other parties hereto.

11. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provisions. With respect to any suit, action or other proceeding relating to this Agreement, each party irrevocably (i) submits to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the Borough of Manhattan in New York City and (ii) waives any objections which it may have at any time to the laying of venue of any suit, action or other proceeding brought in such court, waives any claim that such suit, action or other proceeding have been brought in an inconvenient forum and further waives the right to object, with respect to such proceedings, that such court does not have jurisdiction over such party.

12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

13. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Purchasers shall be delivered in person or sent by a recognized overnight courier delivery service or by electronic mail, to the name and address of each Purchaser listed on Schedule I hereto; and if to the Calumet Parties shall be delivered in person or sent by a recognized overnight courier delivery service, to 2780 Waterfront Pkwy E. Drive, Suite 200, Indianapolis, Indiana 46214, Attention: Chief Financial Officer.

14. Severability. In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

15. Interpretation. For purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. The term “including” means “including but not limited to.” The word “or” shall not be exclusive. Whenever used in this Agreement, the masculine gender shall include the feminine and neutral genders. All references herein to Articles, Sections, Subsections, Paragraphs and Exhibits shall be deemed references to Articles and Sections and Subsections and Paragraphs of, and Exhibits to, this Agreement unless the context shall otherwise require. Any reference herein to any statute, agreement or document, or any section thereof, shall, unless otherwise expressly provided, be a reference to such statute, agreement, document or section as amended, modified or supplemented (including any successor section) and in effect from time to time. All terms defined in this Agreement shall have the defined meaning when used in any Exhibit, Schedule, certificate or other documents attached hereto or made or delivered pursuant hereto unless otherwise defined therein. The parties acknowledge and agree that, except as specifically provided herein, they may pursue judicial remedies at law or in equity in the event of a dispute with respect to the interpretation or construction of this Agreement. This Agreement shall be interpreted and enforced in accordance with the provisions hereof without the aid of any canon, custom or rule of law requiring or suggesting constitution against the party causing the drafting of the provision in question.

16. Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, telecopier, other electronic transmission (i.e., a “pdf” or “tif”), or electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes, and which shall be effective as delivery of a manually executed counterpart thereof.

[Signature Pages to Follow]

Very truly yours,

CALUMET GP, LLC

By:	/s/ David Lunin
Name:	David Lunin
Title:	Executive Vice President and
Chief Financial Officer

CALUMET SPECIALTY PRODUCTS
PARTNERS, L.P.

By: Calumet GP, LLC, its general partner

By:	/s/ David Lunin
Name:	David Lunin
Title:	Executive Vice President and
Chief Financial Officer

CALUMET FINANCE CORP.

By:	/s/ David Lunin
Name:	David Lunin
Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to the Note Purchase Agreement]

CALUMET OPERATING, LLC
CALUMET REFINING, LLC
CALUMET PRINCETON REFINING, LLC
CALUMET COTTON VALLEY REFINING, LLC
CALUMET SHREVEPORT REFINING, LLC
CALUMET MONTANA REFINING, LLC
CALUMET MISSOURI, LLC
CALUMET KARNS CITY REFINING, LLC
CALUMET DICKINSON REFINING, LLC
CALUMET BRANDED PRODUCTS, LLC
BEL-RAY COMPANY, LLC
CALUMET INTERNATIONAL, INC.
KURLIN COMPANY, LLC

By:	/s/ David Lunin
Name:	David Lunin
Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to the Note Purchase Agreement]

Accepted as of the date hereof:

PURCHASERS

Franklin Advisers, Inc., as investment manager on behalf of the funds and accounts listed on Schedule I hereto

By:	/s/ Brendan Circle
Name:	Brendan Circle
Title:	SVP

[Signature Page to the Note Purchase Agreement]